EXHIBIT 10.11

                              CONSULTING AGREEMENT

       CONSULTING AGREEMENT, dated as of April 28, 1996, by and between RICHFOOD HOLDINGS, INC., a Virginia corporation ("Richfood"), and EDGAR E. POORE, a Virginia resident ("Consultant").

                                    RECITALS

       WHEREAS, Richfood desires to retain the Consultant, and the Consultant desire to provide consulting services to Richfood, on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. Retention; Term. Richfood hereby hires Consultant to serve as a consultant to Richfood for the purposes stated herein, and the Consultant hereby agrees to serve as a consultant to Richfood, on the terms and subject to conditions set forth herein, for a term beginning on April 28, 1996, and ending on May 2, 1998 (such period is referred to herein as the "Term"), unless sooner terminated as set forth herein.

       2. Duties. During the Term of this Agreement, Consultant shall be available generally to Richfood and shall provide such consulting, counseling and advice on matters related to Richfood's business as Richfood shall reasonably request. During the Term of this Agreement, the Consultant shall meet with Richfood at such times as shall be requested by Richfood and shall devote his time, attention and best efforts to Richfood in connection with the performance of his obligations hereunder. Notwithstanding the foregoing, Consultant shall not be required to render more than twenty (20) hours of service hereunder per week (excluding travel time). The Consultant shall serve as an independent contractor and not as an employee of Richfood. The Consultant shall report directly to the President of Richfood and to such other persons as the President of Richfood may designate from time to time. The Consultant shall be solely responsible for filing all returns and reports, and for paying all taxes, arising from compensation received for his services hereunder.

       3. Compensation. (a) Richfood agrees to pay the Consultant, as compensation for his consulting services rendered hereunder, the sum of FIVE THOUSAND DOLLARS ($5,000.00) per month, such amount to be payable on the first day of each month during the term of this Agreement.

       (b) In addition to the compensation set forth in Section 3(a) hereof, Richfood shall reimburse Consultant for his reasonable documented travel and business expenses incurred in connection with the performance of his services hereunder. Such reimbursement shall be subject to, and made in accordance with, Richfood's policies with respect to business expenses, as they may be in effect from time to time.

       4. Benefits. (a) The parties acknowledge that prior to the date of this Agreement, Consultant was an employee of Richfood, and that Consultant voluntarily elected to take Early Retirement under the Richfood Employees' Retirement Plan (the "Retirement Plan"). Consultant shall be entitled to receive all benefits that Consultant accrued prior to the date hereof under the Retirement Plan in accordance with the terms of the Retirement Plan.

       (b) (i) As of the date of this Agreement, the following stock options and stock appreciation rights previously granted to Consultant under the Richfood Holdings, Inc. Long-Term Incentive Plan and the Richfood Holdings, Inc. Omnibus Stock Incentive Plan (collectively, the "Options Plans") are vested and exercisable (the "Vested Options"):

                             Number of             Exercise

       Date of Grant         Vested Options         Price

          1/16/91               50,000*             $3.825
          11/8/91               25,000              $6.5625
- --------

*Includes 50,000 corresponding stock appreciation rights.

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          11/5/92               24,000               $  8.5625
          11/4/93                5,000               $ 15.50
          11/3/94                3,000               $ 15.50

Richfood shall cause Consultant's Non-Qualified Stock Option Agreements to be amended to permit Consultant to continue to exercise the Vested Options at any time during the term of this Agreement and for a period of sixty (60) days thereafter, notwithstanding that Consultant is no longer an employee of Richfood, but subject to all of the other terms and conditions of such Agreements.

       (ii) The following Stock Options and Shares of Restricted Stock previously granted to Consultant under the Option Plans are not vested or exercisable as of the date of this Agreement:

                             Number of                Exercise

       Date of Grant         Options/Shares           Price

          11/5/92             8,000 options           $ 8.5625
          11/5/92             8,000 shares                 N/A

                            restricted stock
          11/4/93             5,000 options              $15.50
          11/3/94             9,000 options              $15.50

Richfood shall cause Consultant's Non-Qualified Stock Option Agreements and Restricted Stock Award Agreement to be amended to permit stock options and shares of restricted stock covered thereby to vest during the term of this Agreement in accordance with the vesting schedules currently set forth therein, and to permit such vested options to be exercisable during the term of this Agreement and for a period of sixty (60) days thereafter, notwithstanding that Consultant is no longer an employee of Richfood, but subject to all of the other terms and conditions of such Agreements.

    (iii) Consultant acknowledges that the foregoing amendments to his Non-Qualified Stock Option Agreements and Restricted Stock Award Agreement may be deemed to constitute new grants under applicable securities laws and that, therefore, Consultant agrees not to sell or otherwise dispose of any shares acquired pursuant to such amended Agreements until the earlier of (A) six months after the date of Consultant's last transaction in Richfood Common Stock while he was an executive officer of Richfood and (B) six months after the date of such amendments.

       (c) During the Term of this Agreement, Consultant shall be offered such medical, dental and life insurance coverage as is generally offered from time to time by Richfood to its former employees who have elected to take Early Retirement under the Retirement Plan.

       (d) Upon the termination of this Agreement, provided that Consultant has performed his obligations hereunder in accordance with the terms and conditions set forth herein, Consultant shall be credited with two (2) years of additional service to Richfood solely for the purpose of enabling Consultant to qualify for benefits under the Richfood Holdings, Inc. Supplemental Executive Retirement Plan, it being the intention of the parties that upon the termination of this Agreement on May 2, 1998, the combination of Consultant's age plus his years of service (including such additional two (2) years) shall equal 75.

       5. Total Compensation/Benefits. The compensation and benefits set forth in Sections 3 and 4 hereof constitute all of the compensation and benefits that Consultant is entitled to receive in connection with his former employment by Richfood, the termination of such employment and Consultant's services hereunder. Consultant shall not be entitled to any other benefits or to participate in any other benefit plans generally available to Richfood's employees.

       6. Release and Indemnity. Consultant hereby releases, remises and forever discharges Richfood from any and all claims, charges, suits, actions, or causes of action, at law or in equity, and Consultant hereby agrees to indemnify and hold harmless Richfood from and against any and all damages, costs, losses, expenses or liabilities of whatever kind or nature (including Richfood's reasonable attorneys' fees and related legal expenses), suffered or incurred as a result of (i) damage to property, injury to any person or persons or death of any person or persons (including without limitation injury to or death of Consultant), (A) arising from or in connection with, in any case whether directly or indirectly, the acts or omissions of Consultant or (B) incurred by Consultant during or in connection with the performance of his services hereunder and (ii) any claim by Consultant arising out of any labor, worker's compensation, equal employment or employee benefit law.

       7.            Miscellaneous.

                     (a)  Governing Law.  This Agreement shall be governed by,

and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflicts of law rules thereof.

                     (b)   Entire Agreement; Amendment.  This Agreement contains

all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto. This Agreement may not be amended otherwise than by a writing signed by the parties hereto.

                     (c)   Severability.  If any provision, clause or part of

this Agreement, or the application thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

                     (d)   Notices.  All communications, notices and disclosures

required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at the address set forth on the signature page hereof or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section.

                     (e)   Counterparts; Headings.  This Agreement may be

executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                     (f)   Assignment; Successors and Assigns.  This Agreement

may not be assigned by Consultant. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                     (g)   Medical Representation.  Consultant hereby represents

and warrants to Richfood that Consultant is not subject to any medical condition or restriction that would prevent him from performing his services hereunder nor has Consultant been advised by any physician or other medical personnel that Consultant should refrain from activities of the type contemplated by this Agreement.

       IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

Address:                      RICHFOOD HOLDINGS, INC.
P.O. Box 26967

Richmond, VA 23261-6967

                                          By: ___________________________
                                      Title: ________________________

                              -------------------------------
Address:                      EDGAR E. POORE
Route 1, Box 2770

Montpelier, VA  23192